December 29, 1998

PSC Inc.
675 Basket Road
Webster, NY  14580

         Re:      Registration Statement on Form S-8
                  for the PSC Inc. 1995 Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have  acted as  counsel  to PSC Inc.,  a New York  corporation  (the
"Company"), in connection with the registration under the Securities Act of 1933, as amended, of 350,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable under the PSC Inc. 1995 Employee Stock Purchase Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about December 29, 1998 (the "Registration Statement").

         We have examined the Certificate of Incorporation and By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                Very truly yours,

                              BOYLAN, BROWN, CODE,
                          FOWLER, VIGDOR & WILSON, LLP

                      By:/s/ Boylan, Brown, Code, Fowler, Vigdor & Wilson LLP